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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-67706) of Inktomi Corporation of our reports dated October 18, 2001 (except as to the public offering described in Note 16 and as to recently issued accounting pronouncements in Note 2 which are as of November 15, 2001) relating to the consolidated financial statements and financial statement schedule, which are included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

San Jose, California
December 28, 2001